UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2023 (the “Closing Date”), Clean Energy Fuels Corp. (the “Company”) and its wholly-owned direct subsidiary Clean Energy (the “Borrower”) entered into that certain Senior Secured First Lien Term Loan Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Stonepeak CLNE-L Holdings LP, as the administrative agent for the Lenders, collateral agent for the secured parties and as sole lead arranger (“Agent”), pursuant to which the Lenders funded a $300,000,000 senior secured term loan (the “Senior Term Loan”) and provided a delayed draw term loan commitment of $100,000,000 (together, with the Senior Term Loan, the “Loan Facility”). The proceeds of the Loan Facility were or will be used to repay certain existing indebtedness of the Company, Borrower and their subsidiaries, to finance permitted investments from time to time, to pay transaction costs related to the Credit Agreement and for other general corporate purposes. All defined terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

The Loan Facility matures on December 12, 2029 (the “Maturity Date”). The Loan Facility bears interest at 9.50%. During the first two years, the Borrower may elect to pay up to 75% of the interest in kind. The Borrower is also obligated to pay other customary facility fees for credit facilities of a similar size and type. Borrower may elect to prepay all or any portion of the amounts owed prior to the Maturity Date. The Loan Facility is also subject to customary mandatory prepayments. In the case of any prepayments of all outstanding loans, voluntary and mandatory prepayments and all other payments of the Loan Facility are subject to a call premium in the minimum amount that, when received by the Lenders, would be sufficient to cause both (a) the internal rate of return for each such Lender on the Loan Facility to be not less than 11.5% and (b) the multiple on invested capital for each such Lender to be not less than 1.40; provided, however, in the event that the Company consummates a change in control transaction, in lieu of the foregoing prepayment premium, the Borrower is obligated to pay a change in control premium in the amount of (a) the principal amount of the loans outstanding at the time of such change in control multiplied by, if the change in control occurs on or prior to the first anniversary of the Closing Date, 20%, (b) the principal amount of the loans outstanding at the time of such change in control multiplied by, if the change in control occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 10%, and (c) if the change in control occurs after the second anniversary of the Closing Date, the minimum amount that, when received by the Lenders, would be sufficient to cause the internal rate of return for each such Lender to be not less than 11.5%.

Pursuant to the Credit Agreement, the obligations of the Company and Borrower are guaranteed by certain of their subsidiaries that, on the Closing Date, together with the Company and Borrower, entered into a Guarantee and Collateral Agreement in favor of the Agent on behalf of secured parties (the “Security Agreement”). Pursuant to the Security Agreement, the Company and its subsidiaries party thereto granted the Agent a security interest in substantially all of its and their personal property, rights and assets to secure the payment of all amounts owed to secured parties under the Credit Agreement. Certain material subsidiaries of the Company will be required to join as a party to the Security Agreement from time to time after the Closing Date.

The Credit Agreement requires the Borrower, the Company and their subsidiaries, on a consolidated basis, to comply with a maximum total leverage ratio, a minimum interest coverage ratio and a minimum liquidity test. In addition, the Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the Company, the Borrower and their subsidiaries’ ability to incur liens, incur indebtedness, dispose of assets, make investments, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Credit Agreement includes a number of events of default, including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults, material judgment defaults, and material breaches of material contracts. If any event of default occurs (subject, in certain instances, to specified grace periods), the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Loan Facility may become due and payable immediately.

In connection with the Loan Facility, the Company issued warrants to Stonepeak CLNE-W Holdings LP (the “Warrants”), pursuant to a Warrant Agreement, dated December 12, 2023, to purchase 10,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company, with an exercise price equal to $5.50 and 10,000,000 shares of Common Stock with an exercise price equal to $6.50. The Warrants have an 8.5 year term and are exercisable at any time after December 12, 2025. The Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without a cash payment to the Company upon the terms set forth therein. The number of shares of Common Stock for which the Warrants are exercisable and the associated exercise price are subject to certain additional customary adjustments as set forth in the Warrants.

In connection with the issuance of the Warrants, the Company entered into a registration rights agreement, dated December 12, 2023 (the “Registration Rights Agreement”), with Stonepeak CLNE-W Holdings LP, pursuant to which, among other things, the Company has agreed to provide customary shelf, demand and piggyback registration rights to holders of the Warrants. The Registration Rights Agreement contains other customary terms and conditions for a transaction of this type, including certain registration procedures and priorities among the holders of the Warrants as well as marketing and indemnification obligations of the Company.

The foregoing descriptions of the Credit Agreement, the Security Agreement, the Warrant Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the complete terms and conditions of the Credit Agreement, the Security Agreement, the Warrant Agreement and the Registration Rights Agreement, respectively, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On December 12, 2023, concurrent with entering into the Credit Agreement, the Company’s existing senior secured first lien term loan credit agreement (as amended, the “Existing Credit Agreement”), dated as of December 22, 2022, among the Company, the Borrower, the lenders from time to time party thereto and Riverstone Credit Management LLC, as administrative agent and collateral agent, was terminated. The Existing Credit Agreement provided for a $150,000,000 term loan which was set to mature on December 22, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Warrants was, and the issuance of the Common Stock issuable upon exercise of the Warrants will be, made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On December 13, 2023, the Company issued a press release announcing the entry into the Credit Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Senior Secured First Lien Term Loan Credit Agreement, dated December 12, 2023, among Clean Energy Fuels Corp, Clean Energy, the lenders from time to time party thereto, and Stonepeak CLNE-L Holdings LP, as the administrative agent for the lenders, collateral agent for the secured parties and as sole lead arranger.
10.2	Guarantee and Collateral Agreement, dated December 12, 2023, among Clean Energy Fuels Corp, Clean Energy, and each of the other Grantors in favor of Stonepeak CLNE-L Holdings LP, as collateral agent for the secured parties.
10.3	Warrant Agreement, dated December 12, 2023, by and between Clean Energy Fuels Corp. and Stonepeak CLNE-W Holdings LP.
10.4	Registration Rights Agreement, dated December 12, 2023, by and between Clean Energy Fuels Corp. and Stonepeak CLNE-W Holdings LP.
99.1	Press Release, dated December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2023	CLEAN ENERGY FUELS CORP.

	By:	/s/ Robert M. Vreeland
Name: Robert M. Vreeland
Title: Chief Financial Officer